Exhibit 99.1

	Contact:	Ralph Finkenbrink	FOR IMMEDIATE RELEASE NASDAQ: NICK
		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.		Ph # - 727-726-0763
Corporate Headquarters

2454 McMullen-Booth Rd.

Building C, Suite 501

Clearwater, FL 33759

Nicholas Financial Reports Results for the

3rd Quarter Ended December 31, 2007

February 5, 2008 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that revenue increased 8% to $12,614,000 for the three months ended December 31, 2007 as compared to $11,730,000 for the three months ended December 31, 2006. Net income decreased 19% to $2,236,000 for the three months ended December 31, 2007 as compared to $2,770,000 for the three months ended December 31, 2006. Diluted earnings per share decreased 19% to $0.22 for the three months ended December 31, 2007 as compared to $0.27 for the three months ended December 31, 2006.

Revenue increased 8% to $37,362,000 for the nine months ended December 31, 2007 as compared to $34,666,000 for the nine months ended December 31, 2006. Net income decreased 11% to $7,617,000 for the nine months ended December 31, 2007 as compared to $8,568,000 for the nine months ended December 31, 2006. Diluted earnings per share decreased 11% to $0.74 for the nine months ended December 31, 2007 as compared to $0.83 for the nine months ended December 31, 2006.

The Company is very pleased to announce that BMO Capital Markets, a wholly owed subsidiary of Bank of Montreal, has joined our consortium of lenders, led by Bank of America. The Company now has a team of lenders comprised of Bank of America, 1st Horizon Bank, Capital One Bank, BMO Capital and Bank of Scotland.

The Company will be opening up two (2) new branch offices during the next 30 days. We will be adding a second branch location in Birmingham, Alabama and a second location in Indianapolis, Indiana.

Business has been very challenging this year as our typical customer is coping with both higher gasoline prices and a weaker employment environment. The Company believes the economic stimulus package that our government is proposing will be implemented quickly and will be helpful to many of our customers.

Founded in 1985, with assets of $184,847,000, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 46 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,055,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2007	2006	2007	2006
Revenue:
Interest income on finance receivables	$12,593	$11,707	$37,301	$34,576
Sales	21	23	61	90

	12,614	11,730	37,362	34,666

Expenses:
Operating	4,982	4,604	14,983	13,871
Provision for credit losses	2,467	1,194	5,281	2,856
Interest expense	1,611	1,452	4,843	4,075

	9,060	7,250	25,107	20,802

Operating income before income taxes	3,554	4,480	12,255	13,864
Income tax expense	1,318	1,710	4,638	5,296

Net income	$2,236	$2,770	$7,617	$8,568

Earnings per share:
Basic	$0.22	$0.28	$0.76	$0.86

Diluted	$0.22	$0.27	$0.74	$0.83

Weighted average shares	10,045,000	9,935,000	10,028,000	9,927,000

Weighted average shares and assumed dilution	10,298,000	10,264,000	10,346,000	10,270,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31, 2007	March 31, 2007
Cash	$4,705	$1,499
Finance receivables, net	171,939	164,365
Other assets	8,203	7,155

Total assets	$184,847	$173,019

Line of credit	$99,903	$94,012
Other liabilities	7,880	9,200

Total liabilities	107,783	103,212
Shareholders’ equity	77,064	69,807

Total liabilities and shareholders’ equity	$184,847	$173,019

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	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2007	2006	2007	2006
Average finance receivables, net of unearned interest (1)	$192,408,861	$174,444,124	$189,618,834	$169,638,227

Average indebtedness (2)	$98,899,680	$88,950,919	$96,177,013	$85,716,061

Finance revenue (3)	$12,593,397	$11,706,733	$37,301,655	$34,575,726
Interest expense	1,610,758	1,451,647	4,842,628	4,074,541

Net finance revenue	$10,982,639	$10,255,086	$32,459,027	$30,501,185

Weighted average contractual rate (4)	24.14%	23.78%	24.25%	23.95%

Average cost of borrowed funds (2)	6.51%	6.53%	6.71%	6.34%

Gross portfolio yield (5)	26.18%	26.84%	26.23%	27.18%
Interest expense as a percentage of average finance receivables, net of unearned interest	3.35%	3.33%	3.41%	3.20%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.13%	2.74%	3.71%	2.24%

Net portfolio yield (5)	17.70%	20.77%	19.11%	21.74%
Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.23%	10.46%	10.41%	10.80%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	7.47%	10.31%	8.70%	10.94%

Write-off to liquidation (8)	10.35%	7.96%	8.77%	6.91%
Net charge-off percentage (9)	9.51%	7.38%	7.98%	6.47%

Note: All three and nine-month month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Finance revenue is interest and fee income on finance receivables and does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents finance revenue as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	December 31,
	2007		2006
Contracts
Gross balance outstanding	$256,278,730		$233,992,372

Delinquencies
30 to 59 days	$8,908,945	3.48%	$4,942,628	2.11%
60 to 89 days	2,933,134	1.14%	1,682,993	0.72%
90 + days	1,402,143	0.55%	691,092	0.30%

Total delinquencies	$13,244,222	5.17%	$7,316,713	3.13%

Direct Loans
Gross balance outstanding	$10,989,625		$10,052,202

Delinquencies
30 to 59 days	$212,084	1.93%	$94,912	0.95%
60 to 89 days	77,503	0.71%	55,635	0.55%
90 + days	91,271	0.83%	25,482	0.25%

Total delinquencies	$380,858	3.47%	$176,029	1.75%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
	2007	2006	2007	2006
Contracts
Purchases	$25,469,763	$29,101,987	$83,498,826	$85,834,957
Weighted APR	24.08%	23.66%	24.13%	23.84%
Average discount	8.34%	8.53%	8.18%	8.46%
Weighted average term (months)	48	46	48	46
Average loan	$9,316	$9,100	$9,369	$9,073
Number of contracts	2,734	3,198	8,912	9,460

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